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                                                                  EXHIBIT 10(FF)

                                   TERM NOTE


$1,181,250.00                    Dallas, Texas                  February 12,1997


          FOR VALUE RECEIVED, Edward R. Anderson, an individual, referred to herein as "Borrower", promises to pay to the order of CompuCom Systems, Inc., a Delaware corporation and referred to herein as "Lender", the principal sum of One Million, One Hundred Eighty One Thousand, Two Hundred Fifty Dollars ($1,181,250.00), together with interest on the unpaid principal balance as set forth below. All sums hereunder are payable to Lender at its principal office in Dallas, Dallas County, Texas.

          1.   DEFINITIONS.  Unless the context hereof otherwise requires or
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provides, the terms used herein defined in that certain Pledge Agreement between
Borrower and Lender dated August 31, 1994, as the same has been or may be amended or supplemented from time to time (the "Agreement") have the same meanings. In addition, the following terms shall have the following meanings:

               a. "PRIME RATE" means that variable rate of interest per annum established by NationsBank of Texas, N.A. (the "Bank") from time to time as its "prime rate" (whether by that or any other name). The Bank sets such rate as a general reference rate of interest and takes into account such factors as the Bank may deem appropriate. Many of the Bank's commercial or other loans are priced in relation to such rate, but it is not necessarily the lowest or best rate actually charged to any customer.

               b. "MAXIMUM RATE" means the higher of the maximum interest rate allowed by applicable United States or Texas law as amended from time to time and in effect on the date for which a determination of interest accrued hereunder is made. The determination of the maximum rate permitted by applicable Texas law shall be made pursuant to the indicated rate ceiling as defined in Tex.Rev.Civ.Stat.Ann. art. 5069-1.04, but Lender reserves the right to implement from time to time any other rate ceiling permitted by such law.

          2.   INTEREST RATE.
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               a.   The unpaid principal balance from the date hereof until
maturity (whether by acceleration or otherwise) shall bear interest at a rate per annum equal to 6%.

               b. All past-due payments of principal and interest under this Note shall bear interest at the Maximum Rate (or if there is no such Maximum Rate, then at the Prime Rate plus 3%) from maturity until paid.

          3.   PAYMENT OF PRINCIPAL AND INTEREST.
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               a.   The principal amount outstanding under this Note shall be
due and payable on February 15, 1999. Interest shall be payable annually on January 1st of each year during the term hereof, commencing January 1, 1998, and upon payment of this Note in full.


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               b.   Unless Lender in its sole discretion elects to apply
payments differently, each payment shall be first credited to the discharge of interest accrued on the unpaid principal balance to the date of the payment, and the remainder shall be credited to the reduction of said principal.

               c. The principal and interest due hereunder shall be evidenced by Lender's records which, absent manifest error, shall be conclusive evidence of the computation of principal and interest balances owed by Borrower to Lender.

               d. Notwithstanding anything contained in this Note or in the Agreement to the contrary, in the event Borrower's employment with Lender is terminated, whether such termination is voluntary or involuntary, this Note shall be due and payable on the 30th day immediately following the effective date of such termination. In the event this Note becomes payable pursuant to the terms of this Section 3(d), Borrower at his option may elect to have Lender offset any amounts owed to Lender by Borrower under this Note against any severance or other payments to be made by Lender to Borrower as a result of Borrower's termination of employment with Lender.

          4.   DEFAULT.  Failure to pay this Note or any installment hereunder
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as it becomes due, or failure of Borrower or any other person to perform (after the expiration of any applicable cure period) any of the terms or provisions set forth in, or the occurrence of any default under the terms of the Agreement, or the occurrence of any default under any other agreement between Borrower and Lender shall, at the election of the holder hereof, without notice, demand or presentment, which are hereby waived, mature the principal of this Note and all interest then accrued, and the same shall at once become due and payable and subject to those remedies of the holder hereof.

          5..  PREPAYMENT.  Borrower may at any time prepay in whole or in part
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the unpaid principal of this Note without premium or penalty, and the interest shall immediately cease on any amounts so prepaid. Prepayments of principal shall be applied in the inverse order of maturity.

          6.   WAIVER.  Each surety, endorser, guarantor and any other party now
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or hereafter liable for the payment of this Note in whole or in part ("Surety")
and Borrower hereby severally (a) waive grace, demand, presentment for payment, notice of nonpayment, protest, notice of protest, non-payment or dishonor, notice of intent to accelerate, notice of acceleration and all other notices (except as provided in the Agreement), filing of suit and diligence in collecting this Note or enforcing any other security with respect to same, (b) agree to any substitution, surrender, subordination, waiver, modification, change, exchange or release of any security or the release of the liability of any parties primarily or secondarily liable hereon, (c) agree that Lender is not required first to institute suit or exhaust its remedies hereon against Borrower, any Surety or others liable or to become liable hereon or to enforce its rights against them or any security with respect to same or to join any of them in any suit against any others of them, and (d) consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          7.   ATTORNEYS' FEES.  If this Note is not paid at maturity,
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regardless of how such maturity may be brought about, or is collected or attempted to be collected through the initiation or prosecution of any suit or through any probate, bankruptcy or any other judicial proceedings, or is placed in the hands of an attorney for collection, Borrower shall pay, in addition to all other amounts owing hereunder, all actual expenses of collection, all court costs and reasonable attorney's fees incurred by the holder hereof.

          8.   LIMITATION ON AGREEMENTS.  All agreements between Borrower and
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Lender, whether now existing or hereafter arising, are hereby limited so that in no event shall the amount paid, or

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agreed to be paid to Lender for the use, forbearance, or detention of money or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing or pertaining to this Note, exceed the Maximum Rate. If any circumstance otherwise would cause the amount paid to exceed the Maximum Rate, the amount paid or agreed to be paid to Lender shall be reduced to the Maximum Rate, and if Lender ever receives interest which otherwise would exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal of this Note and not to the payment of interest, or if such excessive interest otherwise would exceed the unpaid balance of principal of this Note such excess shall be applied first to other indebtedness of Borrower to Lender, and the balance, if any, shall be refunded to Borrower. In determining whether the interest paid or agreed to be paid hereunder exceeds the highest amount permitted by applicable law, all sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, (i) be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of such indebtedness is uniform throughout such term, (ii) be characterized as a fee, expense or other charge other than interest, and (iii) exclude any voluntary prepayments and the effects thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between Lender and Borrower in conflict herewith.

          9.   GOVERNING LAW AND VENUE.  This Note and the rights and
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obligations of the parties hereunder shall be governed by the laws of the United
States of America and by the laws of the State of Texas, and is performable in Dallas, Dallas County, Texas. Chapter 15 of the Texas Credit Code (Tex. Rev.
Civ. Stat. Ann. art 5069.1501 et seq.) does not apply to this Note.
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          10.  BUSINESS DAY.  If any action is required or permitted to be taken
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hereunder on a Sunday, legal holiday or other day on which banking institutions in the State of Texas are authorized or required to close (a "Non-Business
Day"), such action shall be taken on the next succeeding day which is not a Non-Business Day, and, to the extent applicable, interest on the unpaid principal balance shall continue to accrue at the applicable rate.

          11.  AGREEMENT.  This Note is the Note referred to in the Agreement,
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and is entitled to the benefits thereof and the security as provided for therein. Reference is made to the Agreement for a statement of the rights and obligations of Borrower, a description of the nature and extent of the security and the rights of the parties in respect to such security, and a statement of the terms and conditions under which the due date of this Note may be accelerated.

          12.  RESTATEMENT.  This Note is given in amendment and restatement
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and not in payment or satisfaction of and replaces that certain Promissory Note dated August 31, 1994, in the original principal amount of $1,181,250 executed by Edward R. Anderson and payable to the order of Lender.
Address:



                                         /s/ Edward R. Anderson
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                                         Edward R. Anderson


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